Sub-Item 77Q1(a): Copies of Material Amendments to the Trust’s Declaration of Trust or By-laws
Amendment No. 14 dated February 10, 2011 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(15) to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 29, 2011 (Accession No. 0000950123-11-041539).

Amendment No. 3 dated February 10, 2011 to the Amended and Restated By-Laws dated October 30, 2002 is incorporated herein by reference to Exhibit (b)(4) to Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 29, 2011 (Accession No. 0000950123-11-041539).